EXHIBIT 21






                                          SUBSIDIARIES OF THE REGISTRANT




                                               Jurisdiction
                                                      of
Name                                           Incorporation


General Physics Corporation                    Delaware

Five Star Group, Inc.                          Delaware

SGLG, Inc.*                                    Delaware

MXL Industries, Inc.                           Delaware
















*Less than 100% owned by the Registrant